Exhibit 23.2 Consent of Independent Auditor We consent to the incorporation by reference in Registration Statement No. 333-198158 on Form S-3, No. 333-230546 on Form S-3ASR, and No. 333-230548 on Form S-8 of Hannon Armstrong Sustainable Infrastructure Capital, Inc. of our report dated March 21, 2018, on our audit of the consolidated financial statements of Helix Fund I, LLC as of December 31, 2017, and for the fiscal year ended December 31, 2017, which report is included in the Annual Report on Form 10-K/A of Hannon Armstrong Sustainable Infrastructure Capital, Inc. for the year ended December 31, 2019. Atlanta, Georgia March 26, 2020 1